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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Nonstatutory Stock Option Plan of CAM Commerce Solutions, Inc. of our reports dated November 10, 2000, with respect to the consolidated financial statements of CAM Commerce Solutions, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Orange County, California
December 21, 2000